UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 10, 2015

NEW YORK SUB COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-54552	98-0671108
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 Cranes Way, Unit 256, Altamonte Springs, Florida	32701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(800) 431-5654

6365 NW 6th Way, Suite 160, Ft. Lauderdale, Florida 33309
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 10, 2015 we entered into a Share Exchange Agreement among Focus Franchising, Inc. (“Focus Franchising”) and its shareholder pursuant to which we will to seek to acquire Focus Franchising as a wholly owned subsidiary of our company.   Focus Franchising is a Florida corporation and the franchisor of full-service sandwich shops that offer submarine sandwiches, chili, soups, salads, beverages and other food products and services.

In full consideration of the 100% equity interest in Focus Franchising, we have agreed to issue to the shareholder of Focus Franchising 15,000,000 common shares in the capital stock of our company. The 15,000,000 shares will constitute approximately 58% of our issued and outstanding securities upon completion of the transaction.   Closing of the transaction is subject to a number of conditions, including but not limited to satisfactory completion of due diligence by the parties before May 31, 2015.

The foregoing description is a summary only and qualified by and subject to the actual terms and conditions of the Share Exchange Agreement dated April 10, 2015 attached hereto as Exhibit 10.1 and incorporated by reference into this report..

Item 9.01	Financial Statements and Exhibits

10.1	Share Exchange Agreement dated April 10, 2015 among Focus Franchising, Inc. and the Selling Shareholder of Focus Franchising, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK SUB COMPANY

/s/ Daniel R. Patterson
Daniel R. Patterson
President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director
Date: April 10, 2015